As filed with the Securities and Exchange Commission on December 11, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
UNDER
THE SECURITIES ACT OF 1933

AVISTA CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	91-0462470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1411 East Mission Avenue
Spokane, Washington 99202
(509) 489-0500
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

MARIAN M. DURKIN Senior Vice President, General Counsel and Chief Compliance Officer Avista Corporation 1411 East Mission Avenue Spokane, Washington 99202 (509) 489-0500	J. ANTHONY TERRELL Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000
(Name and address, including zip code, and telephone number, including area code, of agents for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to Be Registered/
Title of Each	Proposed Maximum Aggregate Offering Price Per Unit/
Class of Securities	Proposed Maximum Aggregate Offering Price/
to be Registered	Amount of Registration Fee
Debt Securities	(2)
Preferred Stock (no par value)
Common Stock (no par value)
Preferred Stock Purchase Rights(1)

(1)	The preferred stock purchase rights are appurtenant to and will trade with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the market price of the Common Stock.

(2)	There are being registered hereunder such presently indeterminate principal amount of Debt Securities of Avista Corporation, such presently indeterminate number of shares of Avista Corporation preferred stock and such presently indeterminate number of shares of Avista Corporation common stock and appurtenant preferred stock purchase rights. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $728.10 that has already been paid with respect to $9,000,000 aggregate initial offering price of securities that were previously registered on Avista Corporation’s Registration Statement No. 333-106491 initially filed on June 25, 2003, and were not sold thereunder.

PROSPECTUS

AVISTA CORPORATION

Debt Securities

Preferred Stock
(no par value)

Common Stock
(no par value)

Avista Corporation may offer these securities from time to time on terms and at prices to be determined at the time of sale. The supplement to this prospectus relating to each offering will describe the specific terms of the securities being offered, as well as the terms of the offering and sale including the offering price.

Avista Corporation may sell these securities to or through underwriters, dealers or agents or directly to one or more purchasers.

Outstanding shares of Avista Corporation’s common stock are listed on the New York Stock Exchange under the symbol “AVA”. New shares of common stock will also be listed on the NYSE. Like the outstanding shares of common stock, the new shares will be issued and will trade with the related preferred share purchase rights.

See “Risk Factors” on page 3 to read about certain factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 11, 2006.

This prospectus incorporates by reference important business and financial information about Avista Corporation that is not included in or delivered with this prospectus. See “Where You Can Find More Information”. You may obtain copies of documents containing such information from us, without charge, by either calling or writing to us at:

Avista Corporation
Post Office Box 3727
Spokane, Washington 99220
Attention: Treasurer
Telephone: (509) 489-0500

We have not authorized anyone to give you any information other than this prospectus and the usual supplements to this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference in this prospectus is accurate as of any date other than the date mentioned on the cover page of those documents. We are not offering to sell the Securities (defined below) and we are not soliciting offers to buy the Securities in any jurisdiction in which offers are not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Avista Corporation filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information”. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

References in the prospectus to the terms “we”, “us” or “Avista” or other similar terms mean Avista Corporation, unless we state otherwise or the context indicates otherwise.

We may use this prospectus to offer from time to time:

•	Secured bonds issued under a Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”) between Avista and Citibank, N.A., as trustee (the “Mortgage Trustee”); the Original Mortgage, as amended and supplemented from time to time, being hereinafter called the “Mortgage”. The secured bonds offered by this prospectus are hereinafter called “Bonds”.

•	Unsecured notes, debentures or other debt securities issued under an Indenture, dated as of April 1, 1998 (the “Original Indenture”) between Avista and The Bank of New York, as successor trustee (the “Indenture Trustee”); the Original Indenture, as amended and supplemented from time to time, being hereinafter called the “Indenture”. The unsecured notes, debentures and other debt securities offered by this prospectus are hereinafter called “Notes” and, together with the Bonds, are hereinafter called “Debt Securities”.

•	Shares of preferred stock, no par value, of Avista Corporation (the “Preferred Stock”). The Preferred Stock offered by this prospectus is hereinafter called the “New Preferred Stock”.

•	Shares of common stock, no par value, of Avista Corporation, together with attached preferred share purchase rights (the “Common Stock”).

The shares of Common Stock offered by this prospectus, together with the Debt Securities and the New Preferred Stock, are hereafter called “Securities”.

For more detailed information about the Securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement. See “Where You Can Find More Information”.

RISK FACTORS

Investing in the Securities involves risk. You should review all the information contained or incorporated by reference in this prospectus before deciding to invest. See “Where You Can Find More Information” herein. In particular, you should carefully consider the risks and uncertainties discussed in Avista’s Annual Report on Form 10-K, incorporated herein by reference, in Item 1A “Risk Factors” and under “Forward-Looking Statements” in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (all of which may be updated in Quarterly Reports on Form 10-Q filed subsequently to such Annual Report on Form 10-K).

In addition, you should carefully consider the risks and uncertainties discussed in the applicable prospectus supplement which relate to the specific Securities offered thereby.

AVISTA CORPORATION

General

Avista Corporation, which was incorporated in the Territory of Washington in 1889 (sometimes called “Avista”), is an energy company engaged in the generation, transmission and distribution of energy and, through its subsidiaries, in other energy-related businesses. Our corporate headquarters are in Spokane, Washington, center of the Inland Northwest geographic region. Agriculture, mining and lumber were the primary industries in the Inland Northwest for many years; today health care, education, finance, electronic and other manufacturing, tourism and service sectors are growing in importance.

Avista’s businesses are divided into four segments, as follows:

•	Avista Utilities — generation, transmission and distribution of electric energy and distribution of natural gas to retail customers, as well as wholesale purchases and sales of electric capacity and energy. This business segment is conducted by an operating division of Avista Corporation known as “Avista Utilities”.

•	Energy Marketing and Resource Management — electricity and natural gas marketing, trading and resource management. This business segment is conducted primarily by Avista Energy, Inc., which is an indirect subsidiary of Avista Corporation.

•	Advantage IQ — facility information and cost management services for multi-site customers. This business segment is conducted by Advantage IQ, Inc., which is an indirect subsidiary of Avista Corporation.

•	Other — includes sheet metal fabrication, radiant floor heating systems and certain real estate investments. This business segment is conducted by various indirect subsidiaries of Avista Corporation. Avista intends to limit its future investments in this business segment.

Avista Energy, Inc., Advantage IQ, Inc. and the various companies in the “Other” business segment are subsidiaries of Avista Capital, Inc., which is a direct, wholly-owned subsidiary of Avista Corporation.

Proposed Formation of Holding Company

Avista has entered into a Plan of Share Exchange, dated as of February 13, 2006 (the “Plan of Exchange”), with AVA Formation Corp., a wholly-owned subsidiary of Avista (“AVA”). Pursuant to the Plan of Exchange, a statutory share exchange (the “Share Exchange”) would be effected whereby each outstanding share of Avista Common Stock (including any shares offered by this prospectus) would be exchanged for one share of AVA common stock, no par value (“AVA Common Stock”), so that the holders of Avista Common Stock would become holders of AVA Common Stock and Avista would become a subsidiary of AVA. AVA is expected to change its name before the effective time of the Share Exchange.

The holders of Avista Common Stock approved the Share Exchange on May 11, 2006. The Federal Energy Regulatory Commission and the Idaho Public Utilities Commission have issued orders authorizing the Share Exchange. Avista also has filed for approval from the utility regulators in Washington, Oregon and Montana. The Share Exchange is subject to the receipt of the remaining regulatory approvals and the satisfaction of other conditions. Avista anticipates that the Share Exchange and the holding company structure implementation, if approved on terms acceptable to Avista, will not be completed earlier than mid-2007.

The other outstanding securities of Avista (including any Debt Securities or New Preferred Stock offered by this prospectus) would not be affected by the Share Exchange, with limited exceptions for options and similar securities outstanding under executive compensation and employee benefit plans.

Avista expects that, after the effective time of the Share Exchange when AVA becomes the sole holder of Avista Common Stock, Avista will distribute to AVA as a dividend all outstanding shares of Avista Capital. This dividend, which is referred to in this prospectus as the “Avista Capital Dividend”, would effect the structural separation of Avista’s non-regulated businesses from the regulated utility business. A restrictive covenant in the Company’s 9.75% Senior Notes, which mature June 1, 2008, would not permit the Avista Capital Dividend, so that this dividend cannot be made until these notes are retired.

Reference is made to the Proxy Statement-Prospectus, dated April 11, 2006, excluding those portions thereof that are deemed “furnished” to, and not “filed” with, the SEC (the “Proxy Statement-Prospectus”), which is incorporated herein by reference, for additional information regarding the proposed formation of the holding company, including, without limitation, information regarding the reasons for forming the holding company and the Avista Capital Dividend, the conditions to the Share Exchange and the expected business, regulation and management of AVA and its subsidiaries after the effective time of the Share Exchange.

If the prospectus supplement accompanying this prospectus relates to shares of Avista Common Stock, prospective investors are directed to “Description of Common Stock” herein for additional information regarding the proposed holding company structure, including a general comparison of Avista Common Stock and AVA Common Stock.

USE OF PROCEEDS

Unless we indicate differently in a supplement to this prospectus, Avista intends to use the net proceeds from the issuance and sale of the Securities offered by this prospectus for any or all of the following purposes: (a) to fund Avista Utilities’ construction, facility improvement and maintenance programs, (b) to refinance maturing long-term debt, (c) to continue to fund retirements (through redemption, purchase or acquisition) of longer-term debt, (d) to repay short-term debt, (e) to accomplish other general corporate purposes permitted by law and (f) to reimburse Avista’s treasury for funds previously expended for any of these purposes.

DESCRIPTION OF THE BONDS

Avista may issue the Bonds in one or more series, or in one or more tranches within a series. The terms of the Bonds will include those stated in the Mortgage and those made part of the Mortgage by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Mortgage and the Trust Indenture Act. The Bonds, together with all other debt securities outstanding under the Mortgage, are hereinafter called, collectively, the “Mortgage Securities”. Avista has filed the Mortgage, as well as a form of supplemental indenture to the Mortgage to establish a series of Bonds, as exhibits to the registration statement of which this prospectus is a part. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Mortgage. Wherever particular provisions of the Mortgage or terms defined in the Mortgage are referred to, those provisions or definitions are incorporated by reference as part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. Sections 125 through 150 of the Mortgage appear in the first supplemental indenture to the Original Mortgage. References to article and section numbers, unless otherwise indicated, are references to article and section numbers of the Mortgage.

The applicable prospectus supplement will describe the following terms of the Bonds of each series:

•	the title of the Bonds;

•	any limit upon the aggregate principal amount of the Bonds;

•	the date or dates on which the principal of the Bonds is payable or the method of determination thereof and the right, if any, to extend such date or dates;

•	(a) the rate or rates at which the Bonds will bear interest, if any, or the method by which such rate or rates, if any, will be determined, (b) the date or dates from which any such interest will accrue, (c) the interest payment dates on which any such interest will be payable, (d) the right, if any, of Avista to defer or extend an interest payment date, (e) the regular record date for any interest payable on any interest payment date and (f) the person or persons to whom the interest on the Bonds will be payable on any interest payment date, if other than the person or persons in whose names the Bonds are registered at the close of business on the regular record date for such interest;

•	any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which the Bonds may be redeemed, in whole or in part, at the option of Avista;

•	(a) the obligation or obligations, if any, of Avista to redeem or purchase any of the Bonds pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder (as defined below), (b) the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which the Bonds will be redeemed or purchased, in whole or in part, pursuant to such obligation, and (c) applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder;

•	the terms, if any, upon which the Bonds may be converted into other securities of Avista;

•	the denominations in which any of the Bonds will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

•	if the Bonds are to be issued in global form, the identity of the depositary; and

•	any other terms of the Bonds.

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, Avista will pay interest, if any, on each Bond on each interest payment date to the person in whose name such Bond is registered (for purposes of this section of the prospectus, the registered holder of any Mortgage Security is herein referred to as a “Holder”) as of the close of business on the regular record date relating to such interest payment date; provided, however, that Avista will pay interest at maturity (whether at stated maturity, upon redemption or otherwise, “Maturity”) to the person to whom principal is paid.

Unless otherwise specified in the applicable prospectus supplement, Avista will pay the principal of and premium, if any, and interest, if any, on the Bonds at Maturity upon presentation of the Bonds at the corporate trust office of Citibank, N.A. in New York, New York, as paying agent for Avista. Avista may change the place of payment of the Bonds, may appoint one or more additional paying agents (including Avista) and may remove any paying agent, all at its discretion.

Registration; Registration of Transfer

The Bonds will be issued only in fully registered form. The registered holder of a Bond will be treated as the owner of the Bond for all purposes under the Mortgage. Only registered holders will have rights under the Mortgage. (Mortgage, Sec. 83)

The transfer of Bonds may be registered, and Bonds may be exchanged for other Bonds, upon surrender thereof at the principal office of Citibank, N.A., which has been designated by Avista as its office or agency for such purposes. Avista may change such office or agency, and may designate an additional office or agency, in its discretion. No service charge will be made for any registration of transfer or exchange of Bonds, but Avista may require payment of a sum sufficient to cover any tax or other governmental charge incident thereto. Avista will not be required to make any transfer or exchange of any Bonds for a period of 10 days next preceding any selection of Bonds for redemption, nor will it be required to make transfers or exchanges of any Bonds which have been selected for redemption in whole or in part or as to which Avista shall have received a notice for the redemption thereof in whole or in part at the option of the Holder.

Redemption

The applicable prospectus supplement will indicate the extent, if any, to which the Bonds will be subject to (a) general redemption at the option of Avista or (b) special redemption by the application (either at the option of Avista or pursuant to the requirements of the Mortgage) of (x) cash deposited with the Mortgage Trustee as described under “Special Provisions for Retirement of Bonds” below or (y) cash deposited with the Mortgage Trustee in connection with the release of property from the lien of the Mortgage.

Notice of redemption will be given by mail not less than 30 days prior to the date fixed for redemption. (Mortgage, Sec. 52)

If less than all the Bonds of a series are to be redeemed, the particular Bonds to be redeemed will be selected by the Mortgage Trustee by lot, according to such method as it shall deem proper in its discretion. (Mortgage, Sec. 52)

Any notice of redemption at the option of Avista may state that such redemption will be conditional upon receipt by the Mortgage Trustee, on or before the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Bonds and that if such money has not been so received, such notice will be of no force or effect and Avista will not be required to redeem such Bonds. (Mortgage, Sec. 52)

Issuance of Additional Mortgage Securities

In addition to the Bonds, other debt securities may be issued under the Mortgage. The present principal amount of debt securities which may be outstanding under the Mortgage is $10,000,000,000. However, Avista has reserved the right to amend the Mortgage (without any consent of or other action of Holders of any Mortgage Securities now or hereafter outstanding) to remove this limitation.

Mortgage Securities of any series may be issued from time to time on the basis of:

•	70% of cost or fair value to Avista (whichever is less) of property additions which have not previously been made the basis of any application under the Mortgage and therefore do not constitute funded property after adjustments to offset property retirements;

•	an equal principal amount of Mortgage Securities which have been or are to be paid, redeemed or otherwise retired and have not previously been made the basis of any application under the Mortgage; or

•	deposit of cash.

Property additions generally include electric, natural gas, steam or water property acquired after May 31, 1939, but may not include property used principally for the production or gathering of natural gas. Any such property additions may be used if their ownership and operation is within the corporate purposes of Avista regardless of whether or not Avista has all the necessary permission it may need at any time from governmental authorities to operate such property additions.

The Mortgage provides that no reduction in the book value of the property recorded in the plant account of Avista shall constitute a property retirement, otherwise than in connection with physical retirements of property abandoned, destroyed or disposed of, and otherwise than in connection with the removal of such property in its entirety from the plant account.

The Holders of the Bonds will be deemed to have consented to an amendment to the provision of the Mortgage which requires that Avista deliver an opinion of counsel as to the status of the lien of the Mortgage on property additions being certified to the Mortgage Trustee. The amendment would permit us to deliver to the Mortgage Trustee, in lieu of such opinion, title insurance with respect to such property additions in an amount not less than 35% of the cost or fair value to Avista (whichever is less) of such property additions. Such amendment could not be made without the requisite consent of the Holders of outstanding Mortgage Securities as described under “— Modification”.

No Mortgage Securities may be issued on the basis of property additions subject to prior liens, unless the prior lien bonds secured thereby have been qualified by being deducted from the Mortgage Securities otherwise issuable and do not exceed 70% of such property additions, and unless the Mortgage Securities then to be outstanding which have been issued against property subject to continuing prior liens and certain other items would not exceed 15% of the Mortgage Securities outstanding.

The amount of prior liens on mortgaged property acquired after the date of delivery of the Mortgage may be increased subsequent to the acquisition of such property provided that, if any property subject to such prior lien shall have been made the basis of any application under the Mortgage, all the additional obligation are deposited with the Mortgage Trustee or other holder of a prior lien.

(Mortgage, Secs. 4 through 8, 20 through 30 and 46; First Supplemental, Sec. 2; Eleventh Supplemental, Sec. 5; Twelfth Supplemental, Sec. 1; Fourteenth Supplemental, Sec. 4; Seventeenth Supplemental, Sec. 3; Eighteenth Supplemental, Secs. 1, 2 and 6; Twenty-sixth Supplemental, Sec. 2; Twenty-ninth Supplemental, Art. II)

Net Earnings Test

In general, Avista may not issue Mortgage Securities on the basis of property additions or cash unless net earnings for 12 consecutive months out of the preceding 18 calendar months (before income taxes, depreciation and amortization of property, property losses and interest on any indebtedness and amortization of debt discount and expense) are at least twice the annual interest requirements on all Mortgage Securities at the time outstanding, including the additional issue, and on all indebtedness of prior rank.

Avista is not required to satisfy the net earnings requirement prior to the issuance of Mortgage Securities on the basis of retired Mortgage Securities unless:

•	the annual interest requirements on the retired Mortgage Securities on the basis of which the new Mortgage Securities are to be issued have been excluded from a net earnings certificate delivered to the Mortgage Trustee since the retirement of such Mortgage Securities; or

•	the retired Mortgage Securities on the basis of which the new Mortgage Securities are to be issued mature by their terms at a date more than two years after the date for authentication and delivery of the new Mortgage Securities and the new Mortgage Securities bear interest at a higher rate than such retired Mortgage Securities.

In general, the Mortgage permits the inclusion of the following items in net earnings:

•	revenues collected or accrued subject to possible refund;

•	any portion of the allowance for funds used during construction; and

•	any portion of the allowance for funds used to conserve energy (or any analogous amount), which is not included in “other income” (or any analogous item) in Avista’s books of account.

The Mortgage also provides that, in calculating net earnings, no deduction from revenues or other income shall be made for:

•	expenses or provisions for any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of investment); or

•	provisions for any refund of revenues previously collected or accrued subject to possible refund.

In general, the interest rate requirement with respect to variable interest rate indebtedness, if any, is determined by reference to the rate or rates to be in effect at the time of the initial issuance. However, if any Mortgage Securities or prior ranking indebtedness bears interest at a variable rate, the annual interest requirements thereon shall be determined by reference to the rate or rates in effect on the date next preceding the date of the new issue of Mortgage Securities.

Security; Structural Subordination

The Bonds, together with all other Mortgage Securities now or hereafter issued under the Mortgage, will be secured by the Mortgage, which constitutes a first mortgage lien on Avista’s facilities for the generation, transmission and distribution of electric energy and the storage and distribution of natural gas and substantially all of Avista’s assets (except as stated below), subject to:

•	leases of minor portions of Avista’s property to others for uses that do not interfere with Avista’s business;

•	leases of certain property of Avista not used in its utility business;

•	excepted encumbrances, as defined in the Mortgage; and

•	encumbrances, defects and irregularities deemed immaterial by Avista in the operation of Avista’s business.

There are excepted from the lien all cash and securities (including without limitation securities issued by Avista’s subsidiaries); merchandise, equipment, materials or supplies held for sale or consumption in Avista’s operations; receivables, contracts, leases and operating agreements; electric energy, and other material or products (including gas) generated, manufactured, produced or purchased by Avista, for sale, distribution or use in the ordinary course of its business. (Mortgage, Granting Clauses)

The Mortgage contains provisions for subjecting to the lien thereof all property (other than property of the kinds excepted from such lien) acquired by Avista after the execution and delivery thereof, subject to purchase money liens and liens existing thereon at the time of acquisition and, subject to limitations in the case of consolidation, merger or sale of substantially all of Avista’s assets. (Mortgage, Granting Clauses and Art. XV)

The Mortgage provides that the lien of the Mortgage shall not automatically attach to the properties of another corporation which shall have consolidated or merged with Avista in a transaction in which Avista shall be the surviving or resulting corporation. (Mortgage, Sec. 87)

The Mortgage provides that the Mortgage Trustee shall have a lien upon the mortgaged property, prior to the Mortgage Securities, for the payment of its reasonable compensation and expenses and for indemnity. (Mortgage, Secs. 92 and 97; First Supplemental, Art. XXV)

Although its utility operations are conducted directly by Avista, all of the other operations of Avista are conducted through its subsidiaries. The lien of the Mortgage does not cover the assets of the subsidiaries or the securities of the subsidiaries held by Avista. Any right of Avista, as a shareholder, to receive assets of any of its direct or indirect subsidiaries upon such subsidiary’s liquidation or reorganization (and the right of the Holders of the Bonds and other creditors of Avista to participate in those assets) is junior to the claims against such assets of that subsidiary’s creditors. As a result, the obligations of Avista to the holders of the Bonds and other creditors are effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Avista’s direct and indirect subsidiaries.

Maintenance

The Mortgage provides that Avista will cause (or, with respect to property owned in common with others, make reasonable effort to cause) the mortgaged property to be maintained and kept in good repair, working order and condition, and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals and replacements of the mortgaged property as, in Avista’s sole judgment, may be necessary to operate the mortgaged property in accordance with common industry practice. Avista may discontinue, or cause or consent to the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the sole judgment of Avista, desirable in the conduct of its business. (Mortgage, Sec. 38)

Special Provisions for Retirement of Bonds

If, during any 12-month period, any of the mortgaged property is taken by eminent domain and/or sold to any governmental authority and/or sold pursuant to an order of a governmental authority, with the result that Avista receives $15,000,000 or more in cash or in principal amount of purchase money obligations, Avista is required to apply such cash and the proceeds of such obligations (subject to certain conditions and deductions, and to the extent not otherwise applied) to the redemption of Mortgage Securities which are, by their, terms, redeemable before maturity by the application of such cash and proceeds. (Mortgage, Sec. 64; Tenth Supplemental, Sec. 4)

Release and Substitution of Property

Unless Avista is in default in the payment of the interest on any Mortgage Securities then outstanding under the Mortgage, or a Completed Default shall have occurred and is continuing, Avista may obtain the release from the lien of the Mortgage of any mortgaged property upon the deposit of cash equal to the amount, if any, that the fair value of the property to be released exceeds the aggregate of:

(1) the principal amount of any obligations secured by purchase money mortgage upon the property released and delivered to the Mortgage Trustee;

(2) the cost or fair value (whichever is less) of property additions which do not constitute funded property, after certain deductions and additions;

(3) an amount equal to 10/7ths of the principal amount of Mortgage Securities that Avista would be entitled to issue on the basis of retired securities (with such entitlement being waived by operation of such release); and

(4) the principal amount of obligations secured by purchase money mortgage upon the property released, and/or an amount in cash delivered to the trustee or other holder of a lien prior to the lien of the Mortgage.

The use of obligations secured by purchase money mortgage as a credit in connection with the release of property, as described in clauses (1) and (4) above, is subject to the following limitations:

(1) the aggregate credit which may be used as described in clauses (1) and (4) above in respect of any property being released may not exceed 70% of the fair value of such property; and

(2) the aggregate principal amount of such obligations described in (1) and (4) above and all other obligations secured by purchase money mortgage delivered to the Mortgage Trustee pursuant to said clauses (1) and (4) and then held as part of the mortgaged property by the Mortgage Trustee or the trustee or other holder of a prior lien shall not exceed 40% of the aggregate principal amount of outstanding Mortgage Securities.

To the extent that property so released does not constitute funded property, the property additions used to effect the release will not, in certain cases, be deemed to constitute funded property, and the waiver of the right to issue Mortgage Securities to effect the release will, in certain cases, cease to be effective as such a waiver, all upon the satisfaction of certain conditions specified in the Mortgage. The Mortgage contains similar provisions as to cash proceeds of such property. The Mortgage also contains special provisions with respect to prior lien bonds pledged and disposition of moneys received on pledged bonds secured by a prior lien. (Mortgage, Secs. 5; 31, 32, 46 through 50, 59, 60, 61, 118 and 134)

Modification

Modifications Without Consent

Avista and the Mortgage Trustee may enter into one or more supplemental indentures without the consent of any Holders for any of the following purposes:

•	to evidence the succession of another corporation to Avista and the assumption by such successor of the covenants of Avista in the Mortgage and the Mortgage Securities;

•	to add additional covenants of Avista and additional defaults, which may be applicable only to the Mortgage Securities of specified series;

•	to correct the description of property subject to the lien of the Mortgage or to subject additional property to such lien;

•	to change or eliminate any provision of the Mortgage or to add any new provision to the Mortgage; provided, that no such change, elimination or addition shall adversely affect the interests of the Holders in any material respect;

•	to establish the form or terms of Mortgage Securities of any series;

•	to provide for procedures to utilize a non-certificated system of registration for all or any series of Mortgage Securities;

•	to change any place or places for payment, registration of transfer or exchange, or notices to and demands upon Avista, with respect to all or any series of Mortgage Securities;

•	to increase or decrease the maximum principal amount of Mortgage Securities issuable under the Mortgage;

•	to make any other changes which do not adversely affect interests of the Holders in any material respect; or

•	to evidence any change required or permitted under the Trust Indenture Act.

(Mortgage, Sec. 120; Twenty-sixth Supplemental Indenture, Sec. 2; Twenty-ninth Supplemental Indenture, Article II)

Modification With Consent

In general, the Mortgage, the rights and obligations of Avista and the rights of the Holders may be modified with the consent of 60% in principal amount of the Mortgage Securities outstanding, and, if less than all series of Mortgage Securities are affected, the consent also of 60% in principal amount of the Mortgage Securities of each series affected. However, no modification of the terms of payment of principal or interest, and no modification affecting the lien or reducing the percentage required for modification, is effective against any Holder without its consent. (Mortgage, Art. XVIII, Sec. 149; First Supplemental, Sec. 10)

Satisfaction and Discharge

Mortgage Securities will be deemed to have been paid for purposes of satisfaction of the lien of the Mortgage if there shall have been irrevocably deposited with the Mortgage Trustee for the payment or redemption of such Mortgage Securities:

•	money in an amount which will be sufficient,

•	Government Obligations, none of which shall contain provisions permitting the redemption thereof at the option of the issuer thereof, the principal of and the interest on which when due, and without regard to reinvestment thereof, will provide moneys which will be sufficient, or

•	a combination of money and Government Obligations which will be sufficient,

to pay when due the principal of, premium, if any, and interest due and to become due on all outstanding Mortgage Securities on the maturity date or redemption date of such Mortgage Securities. For this purpose, “Government

Obligations” include direct obligations of the government of the United States or obligations guaranteed by the government of the United States. (Mortgage, Sec. 106)

The Mortgage Trustee may, and upon request of Avista shall, cancel and discharge the lien of the Mortgage and reconvey the Mortgaged Property to Avista whenever all indebtedness secured thereby has been paid.

The right of Avista to cause its entire indebtedness in respect of the Mortgage Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

Completed Defaults

Any of the following events will constitute a “Completed Default” under the Mortgage:

•	failure to pay principal of, or premium, if any, on any Mortgage Security when due;

•	failure to pay interest on any Mortgage Security within sixty (60) days after the same becomes due;

•	failure to pay interest on, or principal of, any qualified prior lien bonds beyond any grace period specified in the prior lien securing such prior lien bond;

•	certain events relating to bankruptcy, insolvency or reorganization of Avista; and

•	failure to perform, or breach of, any other covenants of Avista for a period of 90 days after notice to us from the Mortgage Trustee.

The Mortgage Trustee may withhold notice of default (except in payment of principal, interest or funds for retirement of Mortgage Securities) if it determines that it is in the interest of the Holders. (Mortgage, Secs. 44, 65 and 135)

Remedies

Acceleration of Maturity

If a Completed Default occurs and is continuing, the Mortgage Trustee may, and upon written request of the Holders of a majority in principal amount of Mortgage Securities then outstanding shall, declare the principal of, and accrued interest on, all outstanding Mortgage Securities immediately due and payable; provided, however, that the Holders of a majority in principal amount of outstanding Mortgage Securities may annul such declaration if before any sale of the mortgaged property:

•	all agreements with respect to which default shall have been made shall be fully performed or otherwise cured; and

•	all overdue interest and all reasonable expenses of the Mortgage Trustee, its agents and attorneys shall have been paid by Avista, except for the principal of any Mortgage Securities that would not have been due except for such acceleration. (Mortgage, Sec. 65)

Possession of Mortgaged Property

Under certain circumstances and to the extent permitted by law, if a Completed Default occurs and is continuing, the Mortgage Trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the Mortgage Trustee or pursuant to judicial proceedings, the principal of the outstanding Mortgage Securities, if not previously due, will become immediately due. (Mortgage, Secs. 66, 67 and 71)

Right to Direct Proceedings

If a Completed Default occurs and is continuing, the Holders of a majority in principal amount of the Mortgage Securities then outstanding will have the right to direct the time, method and place of conducting any proceedings to be taken for any sale of the mortgaged property, the foreclosure of the Mortgage, or for the appointment of a receiver or any other proceeding under the Mortgage, provided that such direction does not conflict with any rule of law or with the Mortgage. (Mortgage, Sec. 69)

No Impairment of Right to Receive Payment

Notwithstanding any other provision of the Mortgage, the right of any Holder to receive payment of the principal of and interest on such Mortgage Security, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder. (Mortgage, Sec. 148)

Notice of Default

No Holder may enforce the lien of the Mortgage unless such Holder shall have given the Mortgage Trustee written notice of a Completed Default and unless the Holders of 25% in principal amount of the Mortgage Securities have requested the Mortgage Trustee in writing to act and have offered the Mortgage Trustee adequate security and indemnity and a reasonable opportunity to act. (Mortgage, Sec. 79)

Remedies Limited by State Law

The laws of the various states in which the property subject to the lien of the Mortgage is located may limit or deny the ability of the Mortgage Trustee and/or the Holders to enforce certain rights and remedies provided in the Mortgage in accordance with their terms.

Concerning the Mortgage Trustee

The Mortgage Trustee has, and is subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Mortgage Trustee is not under any obligation to take any action in respect of any default or otherwise, or toward the execution or enforcement of any of the trusts created by the Mortgage, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by the Holders of a majority in principal amount of the Mortgage Securities then outstanding. Anything in the Mortgage to the contrary notwithstanding, the Mortgage Trustee is under no obligation or duty to perform any act thereunder (other than the delivery of notices) or to institute or defend any suit in respect hereof, unless properly indemnified to its satisfaction. (Mortgage, Sec. 92)

The Mortgage Trustee may at any time resign and be discharged of the trusts created by the Mortgage by giving written notice to Avista and thereafter publishing notice thereof, specifying a date when such resignation shall take effect, as provided in the Mortgage, and such resignation shall take effect upon the day specified in such notice unless a successor trustee shall have previously been appointed by the Holders or Avista and in such event such resignation shall take effect immediately upon the appointment of such successor trustee. The Mortgage Trustee may be removed at any time by the Holders of a majority in principal amount of the Mortgage Securities then outstanding. (Mortgage, Secs. 100 and 101)

If Avista appoints a successor trustee and such successor trustee has accepted the appointment, the Mortgage Trustee will be deemed to have resigned as of the date of such successor trustee’s acceptance. (Mortgage, Sec. 102)

Evidence of Compliance with Mortgage Provisions

Compliance with provisions of the Mortgage is evidenced by written statements of Avista’s officers or persons selected or paid by Avista. In certain matters, statements must be made by an independent accountant or engineer. Various certificates and other papers are required to be filed annually and upon the happening of certain events, including an annual certificate with reference to compliance with the terms of the Mortgage and absence of Completed Defaults.

DESCRIPTION OF THE NOTES

Avista may issue the Notes in one or more series, or in one or more tranches within a series. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act. The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. The Notes, together with all other debt securities outstanding under the Indenture, are hereinafter called, collectively, the “Indenture Securities”. Avista has filed the Indenture, as well as a form of officer’s certificate to establish a series of Notes, as exhibits to the registration statement of which this prospectus is a part. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Indenture. Wherever particular provisions of the Indenture or terms defined in the Indenture are referred to, those provisions or definitions are incorporated by reference as part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. References to article and section numbers, unless otherwise indicated, are references to article and section numbers of the Indenture.

The applicable prospectus supplement or prospectus supplements will describe the following terms of the Notes of each series or tranche:

•	the title of the Notes;

•	any limit upon the aggregate principal amount of the Notes;

•	the date or dates on which the principal of the Notes is payable or the method of determination thereof and the right, if any, to extend such date or dates;

•	(a) the rate or rates at which the Notes will bear interest, if any, or the method by which such rate or rates, if any, will be determined, (b) the date or dates from which any such interest will accrue, (c) the interest payment dates on which any such interest will be payable, (d) the right, if any, of Avista to defer or extend an interest payment date, (e) the regular record date for any interest payable on any interest payment date and (f) the person or persons to whom interest on the Notes will be payable on any interest payment date, if other than the person or persons in whose names the Notes are registered at the close of business on the regular record date for such interest;

•	any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which the Notes may be redeemed, in whole or in part, at the option of Avista;

•	(a) the obligation or obligations, if any, of Avista to redeem or purchase any of the Notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder, (b) the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which the Notes will be redeemed or purchased, in whole or in part, pursuant to such obligation, and (c) applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder;

•	the denominations in which any of the Notes will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

•	if the Notes are to be issued in global form, the identity of the depositary;

•	the terms, if any, upon which the Notes may be converted into other securities of Avista; and

•	any other terms of the Notes.

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, Avista will pay interest, if any, on each Note on each interest payment date to the person in whose name such Note is registered (for the purposes of this section of the prospectus, the registered holder of any Indenture Security is herein referred to as a “Holder”) as of the close of business on the regular record date relating to such interest payment date; provided, however, that Avista will pay interest at maturity (whether at stated maturity, upon redemption or otherwise, “Maturity”) to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Note, such defaulted interest may be payable to the Holder of such Note as of the close of business on a date selected by the Indenture Trustee which is not more than 30 days and not less than 10 days before the date proposed by Avista for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Note may be listed, if the Indenture Trustee deems such manner of payment practicable. (Indenture, Sec. 307)

Unless otherwise specified in the applicable prospectus supplement, Avista will pay the principal of and premium, if any, and interest, if any, on the Notes at Maturity upon presentation of the Notes at the corporate trust office of The Bank of New York in New York, New York, as paying agent for Avista. Avista may change the place of payment of the Notes, may appoint one or more additional paying agents (including Avista) and may remove any paying agent, all at its discretion. (Indenture, Sec. 502)

Registration; Registration of Transfer

The Notes will be issued only in fully registered form. The registered Holder of a Note will be treated as the owner of the Note for all purposes under the Indenture. Only registered Holders will have rights under the Indenture. (Indenture, Sec. 308)

Unless otherwise specified in the applicable prospectus supplement, Holders may register the transfer of Notes, and may exchange Notes for other Notes of the same series and tranche, of authorized denominations and having the same terms and aggregate principal amount, at the corporate trust office of The Bank of New York in New York, New York, as security registrar for the Notes. Avista may change the place for registration of transfer and exchange of the Notes, may appoint one or more additional security registrars (including Avista) and may remove any security registrar, all at its discretion. (Indenture, Sec. 502)

Except as otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the Notes, but Avista may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Notes. Avista will not be required to execute or to provide for the registration of transfer or the exchange of (a) any Note during a period of 15 days before giving any notice of redemption or (b) any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (Indenture, Sec. 305)

Redemption

The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of Notes. Except as otherwise provided in the applicable prospectus supplement with respect to Notes redeemable at the option of the Holder, Notes will be redeemable by Avista only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption. If less than all the Notes of a series, or any tranche thereof, are to be redeemed by Avista, the particular Notes to be redeemed will be selected by such method as shall be provided for such series or tranche, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (Indenture, Secs. 403 and 404)

Any notice of redemption at the option of Avista may state that such redemption will be conditional upon receipt by the paying agent or agents, on or before the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Notes and that if such money has not been so received, such notice will be of no force or effect and Avista will not be required to redeem such Notes. (Indenture, Sec. 404)

Unsecured Obligations; Structural Subordination

The Indenture is not a mortgage or other lien on assets of Avista or its subsidiaries. In addition to the Notes, other debt securities may be issued under the Indenture, without any limit on the aggregate principal amount. Each series of Indenture Securities will be unsecured and will rank pari passu with all other series of Indenture Securities, except as otherwise provided in the Indenture, and with all other unsecured and unsubordinated indebtedness of Avista Except as otherwise described in the applicable prospectus supplement, the Indenture does not limit the incurrence or issuance by Avista of other secured or unsecured debt, whether under the Indenture, under any other indenture that Avista may enter into in the future or otherwise.

Although its utility operations are conducted directly by Avista, all of the other operations of Avista are conducted through its subsidiaries. Any right of Avista, as a shareholder, to receive assets of any of its direct or indirect subsidiaries upon the subsidiary’s liquidation or reorganization (and the right of the Holders and other creditors of Avista to participate in those assets) is junior to the claims against such assets of that subsidiary’s creditors. As a result, the obligations of Avista to the Holders and other creditors are effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Avista’s direct and indirect subsidiaries.

Satisfaction and Discharge

Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture and, at Avista’s election, the entire indebtedness of Avista in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited in trust with the Indenture Trustee or any paying agent (other than Avista):

•	money in an amount which will be sufficient, or

•	in the case of a deposit made before the maturity of such Indenture Securities, Eligible Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Indenture Trustee or such Paying Agent, will be sufficient, or

•	a combination of money and Eligible Obligations which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and such other obligations or instruments as shall be specified in an accompanying prospectus supplement. (Indenture, Sec. 601)

The right of Avista to cause its entire indebtedness in respect of the Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and Avista has paid or caused to be paid all other sums payable by Avista under the Indenture. (Indenture, Sec. 602)

Events of Default

Any one or more of the following events with respect to a series of Indenture Securities that has occurred and is continuing will constitute an “Event of Default” with respect to such series of Indenture Securities:

•	failure to pay interest on any Indenture Security of such series within 60 days after the same becomes due and payable; provided, however, that no such failure shall constitute an Event of Default if Avista has made a valid extension of the interest payment period with respect to the Indenture Securities of such series if so provided with respect to such series;

•	failure to pay the principal of or premium, if any, on any Indenture Security of such series within 3 business days after its Maturity; provided, however, that no such failure will constitute an Event of Default if Avista has made a valid extension of the Maturity of the Indenture Securities of such series, if so provided with respect to such series;

•	failure to perform, or breach of, any covenant or warranty of Avista contained in the Indenture for 90 days after written notice to Avista from the Indenture Trustee or to Avista and the Indenture Trustee by the Holders of at least 25% in principal amount of the outstanding Indenture Securities of such series as provided in the Indenture unless the Indenture Trustee, or the Indenture Trustee and the Holders of a principal amount of Indenture Securities of such series not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period before its expiration; provided, however, that the Indenture Trustee, or the Indenture Trustee and the Holders of such principal amount of Indenture Securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by Avista within such period and is being diligently pursued;

•	default under any bond, debenture, note or other evidence of indebtedness of Avista for borrowed money (including Indenture Securities of other series) or under any mortgage, indenture, or other instrument to evidence any indebtedness of Avista for borrowed money, which default (1) constitutes a failure to make any payment in excess of $5,000,000 of the principal of, or interest on, such indebtedness or (2) has resulted in such indebtedness in an amount in excess of $10,000,000 becoming or being declared due and payable prior to the date it would otherwise have become due and payable, without such payment having been made, such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 90 days after written notice to Avista by the Indenture Trustee or to Avista and the Indenture Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of such series as provided in the Indenture; or

•	certain events in bankruptcy, insolvency or reorganization of Avista (Indenture, Sec. 701).

Remedies

Acceleration of Maturity

If an Event of Default applicable to the Indenture Securities of any series occurs and is continuing, then either the Indenture Trustee or the Holders of not less than 33% in aggregate principal amount of the outstanding Indenture Securities of such series may declare the principal amount (or, if any of the outstanding Indenture Securities of such series are Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all of the outstanding Indenture Securities of such series to be due and payable immediately by written notice to Avista (and to the Indenture Trustee if given by the Holders); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Indenture Trustee or the Holders of not less than 33% in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of any one such series.

At any time after such a declaration of acceleration with respect to the Indenture Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•	Avista has paid or deposited with the Indenture Trustee a sum sufficient to pay

•	all overdue interest, if any, on all Indenture Securities of such series;

•	the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Indenture Securities;

•	interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

•	all amounts due to the Indenture Trustee under the Indenture in respect of compensation and reimbursement of expenses; and

•	all Events of Default with respect to Indenture Securities of such series, other than the non-payment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Indenture, Sec. 702)

Right to Direct Proceedings

If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee in exercising any trust or power conferred on the Indenture Trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Indenture Trustee in personal liability in circumstances where indemnity would not, in the Indenture Trustee’s sole discretion, be adequate and (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. (Indenture, Sec. 712)

Limitation on Right to Institute Proceedings

No Holder will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or for any other remedy thereunder unless:

•	such Holder has previously given to the Indenture Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of any one or more series;

•	the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which such Event of Default has occurred, considered as one class, have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default and have offered the Indenture Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

•	for 60 days after receipt of such notice, the Indenture Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of Indenture Securities then outstanding.

Furthermore, no Holder of any series of Indenture Securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders of such series. (Indenture, Sec. 707)

No Impairment of Right to Receive Payment

Notwithstanding that the right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each Holder will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment. Such rights may not be impaired or affected without the consent of such Holder. (Indenture, Sec. 708)

Notice of Default

The Indenture Trustee is required to give the Holders notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in the third bulleted paragraph under “— Events of Default” may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Indenture Trustee to withhold notices of default (except for certain payment defaults) if the Indenture Trustee in good faith determines the withholding of such notice to be in the interests of the Holders. (Indenture, Sec. 802)

Consolidation, Merger, Sale of Assets and Other Transactions

Avista may not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless:

•	the Person formed by such consolidation or into which Avista is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the

Indenture Securities then outstanding), all of the properties of Avista, as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof; and

•	such Person shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities then outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by Avista.

In the case of the conveyance or other transfer of all of the properties of Avista, as or substantially as an entirety, to any person as contemplated above, Avista would be released and discharged from all obligations under the Indenture and on all Indenture Securities then outstanding unless Avista elects to waive such release and discharge. Upon any such consolidation or merger or any such conveyance or other transfer of properties of Avista, the successor, transferee or lessee would succeed to, and be substituted for, and would be entitled to exercise every power and right of, Avista under the Indenture. (Indenture, Secs. 1001, 1002 and 1003)

For purposes of the Indenture, the conveyance, transfer or lease by Avista of all of its facilities (a) for the generation of electric energy, (b) for the transmission of electric energy, (c) for the distribution of electric energy and/or natural gas, in each case considered alone, (d) all of its facilities described in clauses (a) and (b), considered together, or (e) all of its facilities described in clauses (b) and (c), considered together, will in no event be deemed to constitute a conveyance or other transfer of all the properties of Avista, as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, Avista owns no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased.

The Indenture will not prevent or restrict:

•	any consolidation or merger after the consummation of which Avista would be the surviving or resulting entity; or

•	any conveyance or other transfer, or lease, of any part of the properties of Avista which does not constitute the entirety, or substantially the entirety, thereof. (Indenture, Sec. 1004)

If Avista conveys or otherwise transfers any part of its properties which does not constitute the entirety, or substantially the entirety, thereof to another Person meeting the requirements set forth in the first paragraph under this heading, and if:

•	such transferee expressly assumes the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Indenture Securities then outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by Avista; and

•	there is delivered to the Indenture Trustee an independent expert’s certificate (i) describing the property so conveyed or transferred and identifying the same as facilities for the generation, transmission or distribution of electric energy or for the storage, transportation or distribution of natural gas and (ii) stating that the aggregate principal amount of the Indenture Securities then outstanding does not exceed 70% of the fair value of such property, then Avista would be released and discharged from all obligations and covenants under the Indenture and on all Indenture Securities then outstanding unless Avista elects to waive such release and discharge. In such event, the transferee would succeed to, and be substituted for, and would be entitled to exercise every right and power of, Avista under the Indenture. (Indenture, Sec. 1005)

Modification of Indenture

Modifications Without Consent

Avista and the Indenture Trustee may enter into one or more supplemental indentures, without the consent of any Holders, for any of the following purposes:

•	to evidence the succession of another Person to Avista and the assumption by any such successor of the covenants of Avista in the Indenture and in the Indenture Securities;

•	to add one or more covenants of Avista or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon Avista by the Indenture;

•	to change or eliminate any provisions of the Indenture or to add any new provisions to the Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no Indenture Security of such series or tranche remains outstanding;

•	to provide collateral security for the Indenture Securities or any series thereof;

•	to establish the form or terms of the Indenture Securities of any series or tranche as permitted by the Indenture;

•	to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Indenture Securities of one or more series;

•	to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or tranche of, the Indenture Securities; or

•	to change any place or places where (a) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities, or any tranche thereof, will be payable, (b) all or any series of Indenture Securities, or any tranche thereof, may be surrendered for registration of transfer, (c) all or any series of Indenture Securities, or any tranche thereof, may be surrendered for exchange and (d) notices and demands to or upon Avista in respect of all or any series of Indenture Securities, or any tranche thereof, and the Indenture may be served; or

•	to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to make any other changes to the provisions thereof or to add any other provisions with respect to matters and questions arising under the Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of any series or tranche in any material respect.

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Original Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and Avista and the Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Indenture, Sec. 1101)

Modifications Requiring Consent

Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding, considered as one class is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security;

•	reduce the percentage in principal amount of the outstanding Indenture Securities of any series, or any tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences;

•	reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Indenture Security of such series or tranche; or

•	modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series, or any tranche thereof, without the consent of the Holder of each outstanding Indenture Security of such series or tranche.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series, or one or more tranches thereof, or modifies the rights of the Holders of such series or tranche with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of any other series or tranche.

If the supplemental indenture or other document establishing any series or tranche of Indenture Securities so provides, and as specified in the applicable prospectus supplement and/or pricing supplement, the Holders of such Indenture Securities will be deemed to have consented, by virtue of their purchase of such Indenture Securities, to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which are specified in such supplemental indenture or other document. No Act of such Holders will be required to evidence such consent and such consent may be counted in the determination of whether the Holders of the requested principal amount of Indenture Securities have consented to such supplemental indenture. (Indenture, Sec. 1102)

Duties of the Indenture Trustee; Resignation; Removal

The Indenture Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder, unless such Holder offers it reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Indenture, Secs. 801 and 803)

The Indenture Trustee may resign at any time with respect to the Indenture Securities of one or more series by giving written notice thereof to Avista or may be removed at any time with respect to the Indenture Securities of one or more series by Act of the Holders of a majority in principal amount of the outstanding Indenture Securities of such series delivered to the Indenture Trustee and Avista. No resignation or removal of the Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if Avista has delivered to the Indenture Trustee with respect to one or more series a resolution of its Board of Directors appointing a successor trustee with respect to that or those series and such successor has accepted such appointment in accordance with the terms of the Indenture, the Indenture Trustee with respect to that or those series will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Indenture, Sec. 810)

Evidence of Compliance

Compliance with the Indenture provisions is evidenced by written statements of Avista officers or persons selected or paid by Avista. In certain cases, Avista must furnish opinions of counsel and certifications of an engineer, appraiser or other expert (who in some cases must be independent). In addition, the Indenture requires that Avista give the Indenture Trustee, not less than annually, a brief statement as to Avista’s compliance with the conditions and covenants under the Indenture.

Governing Law

The Indenture and the Indenture Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

DESCRIPTION OF PREFERRED STOCK

General

The authorized capital stock of Avista Corporation, as set forth in its Restated Articles of Incorporation, as amended (“Avista Articles”), consists of 10,000,000 shares of Preferred Stock, cumulative, without nominal or par value, which is issuable in series, and 200,000,000 shares of Common Stock, without nominal or par value, together with attached preferred share purchase rights. Following is a brief description of certain of the rights and privileges of the Preferred Stock.

Avista may issue shares of New Preferred Stock in one or more additional series. The terms of the New Preferred Stock will include those stated in the Avista Articles and in Avista’s Bylaws (“Avista Bylaws”) and those made applicable thereto by the Washington Business Corporation Act (the “Washington BCA”). The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Avista Articles, the Avista Bylaws and the Washington BCA. Avista has filed the Avista Articles, as well as a form of amendment thereto to establish a series of New Preferred Stock, and the Avista Bylaws as exhibits to the registration statement of which this prospectus is a part. Whenever particular provisions of the Avista Articles or the Avista Bylaws are referred to, those provisions are incorporated by reference as part of the statements made in this prospectus and those statements are qualified in their entirety by that reference.

The Avista Articles provide that the Preferred Stock may be divided into and issued from time to time in one or more series. All shares of Preferred Stock constitute one and the same class of stock, are of equal rank and will otherwise be identical except as to the designation thereof, the date or dates from which dividends on shares thereof will be cumulative, and except that each series may vary as to, and the applicable prospectus supplement will describe:

•	the rate or rates of dividends, if any, which may be expressed in terms of a formula or other method by which such rate or rates will be calculated from time to time, and the date or dates on which dividends may be payable,

•	whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption,

•	the amount payable on voluntary and involuntary liquidation,

•	sinking fund provisions, if any, for the redemption or purchase of shares, and

•	the terms and conditions, if any, on which shares may be converted.

When Preferred Stock is initially issued, the number of shares constituting such series, its distinguishing serial designation and its particular characteristics (insofar as there may be variations between series) may be fixed by resolution of the Board of Directors.

Dividend Rights

The New Preferred Stock of each series will be entitled, on a parity with each other series of Preferred Stock and in preference to the Common Stock, to receive, but only when and as declared by the Board of Directors, dividends at the rate determined for such series and set forth in the applicable prospectus supplement. Such dividends will be cumulative from the date of issuance of the New Preferred Stock and will be payable on the fifteenth day of March, June, September and December in each year, except as otherwise provided in the applicable prospectus supplement.

Liquidation Rights

The New Preferred Stock of each series will be entitled, upon dissolution or liquidation, on a parity with each other series of Preferred Stock and in preference to the Common Stock, to a liquidation preference per share determined for such series plus an amount equivalent to accrued and unpaid dividends thereon, if any, to the date of such event. The liquidation preference of each series of New Preferred Stock will be set forth in the applicable prospectus supplement.

Voting Rights

Except for those purposes for which the right to vote is expressly conferred by the Avista Articles or the Washington BCA, the holders of Preferred Stock have no power to vote.

Under the Avista Articles, whenever and as often as, at any date, dividends payable on any shares of Preferred Stock (including any New Preferred Stock) shall be in arrears in an amount equal to the aggregate amount of dividends accumulated on such shares over the eighteen (18) month period ended on such date, the holders of the Preferred Stock, voting separately and as a single class, are entitled to elect a majority of the Board of Directors, and the holders of the Common Stock, voting separately and as a single class, shall be entitled to elect the remaining directors. Such voting rights of the holders of the Preferred Stock cease when all defaults in the payment of dividends on the Preferred Stock of any and all series have been cured.

In addition, under the Avista Articles the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock is required:

(a) for the adoption of any amendment of the Avista Articles which would: (i) create or authorize any new class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up; (ii) increase the authorized number of shares of the Preferred Stock; or (iii) change any of the rights or preferences of the Preferred Stock at the time outstanding, provided that if any such change would affect the holders of less than the Preferred Stock of all series then outstanding, only the affirmative vote of the holders of at least a majority of the shares of all series so affected is required; and

(b) for the issuance of Preferred Stock, or of any other class of stock ranking prior to or on a parity with such Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless the net income of Avista available for the payment of dividends for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance of such shares is at least equal to one and one-half times the annual dividend requirements on shares of Preferred Stock and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; provided, however, that if the shares of Preferred Stock or any such prior or parity stock shall have a variable dividend rate, the annual dividend requirement of such shares shall be determined by reference to the weighted average dividend rate on such shares during the 12-month period for which the net income of Avista available for the payment of dividends shall have been determined; and provided, further, that if the shares of the series to be issued are to have a variable dividend rate, the annual dividend requirement on such shares shall be determined by reference to the initial dividend rate upon the issuance of such shares.

Under the Washington BCA, a vote of the holders of a majority of the outstanding shares of Preferred Stock is required in connection with certain changes in the capital structure of Avista or in certain rights and preferences of the Preferred Stock, including certain of the changes described in (a) above. In addition, the Washington BCA requires the approval of certain mergers, share exchanges (but not the Share Exchange presently contemplated) and other major corporate transactions by the holders of two-thirds of the outstanding Preferred Stock.

Pre-emptive Rights

No holder of Preferred Stock has any pre-emptive rights.

Miscellaneous

The Avista Articles contain no restriction on the redemption or repurchase by Avista of shares of Preferred Stock while there is any arrearage in the payment of dividends on, or sinking fund payments in respect of, the Preferred Stock.

Upon issuance as contemplated by this prospectus and the applicable prospectus supplement, the New Preferred Stock will be fully paid and nonassessable. The holders of the New Preferred Stock will not be subject to liability for further calls or assessment by, or for liabilities of, Avista.

DESCRIPTION OF COMMON STOCK

General

The authorized capital stock of Avista, as set forth in its Restated Articles of Incorporation, as amended, consists of 10,000,000 shares of Preferred Stock, cumulative, without nominal or par value, which is issuable in series, and 200,000,000 shares of Common Stock without nominal or par value, together with attached preferred share purchase rights. Following is a brief description of certain of the rights and privileges of the Common Stock.

Avista may issue additional shares of its Common Stock from time to time. The terms of the Common Stock include those stated in the Avista Articles and the Avista Bylaws and those made applicable thereto by the Washington BCA. The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Avista Articles, the Avista Bylaws and the Washington BCA. Avista has filed the Avista Articles and the Avista Bylaws as exhibits to the registration statement of which this prospectus forms a part. Whenever particular provisions of the Avista Articles or the Avista Bylaws are referred to, those provisions are incorporated as part of the statements made in this prospectus and those statements are qualified in their entirety by that reference.

Dividend Rights

After full provision for all Preferred Stock dividends declared or in arrears, the holders of Common Stock are entitled to receive such dividends as may be lawfully declared from time to time by Avista’s Board of Directors.

The Indenture, dated as of April 3, 2001, between Avista and The Bank of New York, as successor trustee, under which $272,860,000 of senior unsecured notes were outstanding as of November 30, 2006, contains restrictions on the payment of dividends. So long as there is no default under the Indenture, Avista does not expect these restrictions to limit its ability to pay dividends on its capital stock. These notes mature on June 1, 2008.

Voting Rights

The holders of the Common Stock have sole voting power, except as indicated below or as otherwise provided by law. Each holder of Common Stock is entitled to one vote per share, except that, in the election of directors, each holder has “cumulative” voting rights by which such holder is entitled to that number of votes which is equal to the number of directors to be elected multiplied by the number of shares held. These votes may all be cast for a single nominee for director or may be distributed among any two or more nominees.

Under the Avista Articles, whenever and as often as, at any date, dividends payable on any shares of Preferred Stock (including any New Preferred Stock) shall be in arrears in an amount equal to the aggregate amount of dividends accumulated on such shares of Preferred Stock over the eighteen (18) month period ended on such date, the holders of the Preferred Stock, voting separately and as a single class, are entitled to elect a majority of the Board of Directors, and the holders of the Common Stock, voting separately and as a single class, will be entitled to elect the remaining directors. Such voting rights of the holders of the Preferred Stock cease when all defaults in the payment of dividends on the Preferred Stock have been cured.

In addition, the consent of various proportions of the Preferred Stock at the time outstanding is required to adopt any amendment to the Articles which would authorize any new class of stock ranking prior to or on a parity with the Preferred Stock as to certain matters, to increase the authorized number of shares of the Preferred Stock, to change any of the rights or preferences of outstanding Preferred Stock or to issue additional shares of Preferred Stock unless an earnings test is satisfied.

Classified Board of Directors

Both the Avista Articles and the Avista Bylaws provide for a Board of Directors divided into three classes. Each director of a class will generally serve for a term of three years, with only one class of directors being elected in each year. The classification of the Board of Directors reduces the impact of cumulative voting rights.

The Avista Articles and Avista Bylaws also generally provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. The Avista Articles and Avista Bylaws further require an affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock to alter, amend or repeal the provisions relating to the classification of the Board of Directors and the removal of members from, and the filling of vacancies on, the Board of Directors.

“Fair Price” Provision

The Avista Articles contain a “fair price” provision which requires the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock for the consummation of certain business combinations, including mergers, consolidations, recapitalizations, certain dispositions of assets, certain issuances of securities, liquidations and dissolutions involving Avista and a person or entity who is or, under certain circumstances, was, a beneficial owner of 10% or more of the outstanding shares of Common Stock (an “Interested Shareholder”) unless

•	such business combination shall have been approved by a majority of the directors unaffiliated with the Interested Shareholder, or

•	certain minimum price and procedural requirements are met. The Avista Articles provide that the “fair price” provision may be altered, amended or repealed only by the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock.

Preferred Share Purchase Rights

General

Reference is made to the Rights Agreement, dated as of November 15, 1999 (the “Rights Agreement”) between Avista and The Bank of New York, as Rights Agent, filed with the SEC. The following statements are qualified in their entireties by such reference.

On November 12, 1999, the Avista Board of Directors authorized the Rights Agreement to replace the then-existing rights plan which expired on February 16, 2000. Under the Rights Agreement, Avista granted one preferred share purchase right (a “Right”) on each outstanding share of Common Stock to holders of Common Stock outstanding on February 15, 2000 or issued thereafter. The description and terms of Rights are set forth in the Rights Agreement.

Each Right entitles the registered holder, subject to regulatory approvals and other specified conditions, to purchase one one-hundredth of a share of Preferred Stock at a purchase price of $70.00 (the “Purchase Price”). The Rights are exercisable only if a person or group

•	acquires beneficial ownership of 10% or more of the outstanding shares of Common Stock, or

•	commences a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding shares of Common Stock.

Until that time, the Rights are evidenced by and trade with the shares of Common Stock. Each right was originally scheduled to expire on March 31, 2009. However, in connection with the execution by Avista of the Plan of Exchange, the Rights Agreement was amended to provide that the Rights will expire upon the earlier of the effective time of the Share Exchange (as described below) and March 31, 2009.

The purchase of stock pursuant to the Rights may be subject to regulatory approvals and other specified conditions. Under no circumstances will a person or group that acquires 10% of the Common Stock be entitled to exercise Rights.

“Flip-in”

If any person or group acquires beneficial ownership of 10% or more of the outstanding shares of Common Stock, each unexercised Right will entitle its holder to purchase that number of shares of Common Stock or, at the option of Avista, Preferred Stock, which has a market value at that time of twice the Purchase Price.

“Flip-over”

In the event that any person or group has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock, and Avista

•	consolidates or merges with or into, or

•	sells 50% or more of its assets or earning power to,

any person or group, each unexercised Right would instead entitle its holder to purchase the acquiring company’s common shares having a market value of twice the Purchase Price.

Exchange

If a person or group acquires beneficial ownership of more than 10% but less than 50% of the outstanding shares of Common Stock, Avista may exchange each outstanding Right for one share of Common Stock or cash, securities or other assets having a value equal to the market value of one share of Common Stock. That exchange may be subject to regulatory approvals.

Redemption

Avista may redeem the Rights, at a redemption price of $0.01 per Right, at any time until any person or group has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock.

Certain Adjustments

The Purchase Price, the amount and type of securities covered by each Right and the number of Rights outstanding will be adjusted to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock,

•	if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock or equivalent preferred shares at less than the current market price of the Preferred Stock, or

•	upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the Purchase Price will be made until cumulative adjustments amount to at least 1% of the Purchase Price. Avista will not issue fractional shares of Preferred Stock other than in integral multiples of one ten-thousandth of a share. Instead, Avista will make an adjustment in cash based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Amounts Outstanding

Avista distributed one Right to its shareholders for each share of Common Stock owned of record by them at the close of business on February 15, 2000. Until the earliest of

•	such time as any person or group acquires beneficial ownership of 10% or more of the outstanding shares of Common Stock,

•	March 31, 2009,

•	the redemption of the Rights, or

•	the effective time of the Share Exchange,

Avista has issued and will continue to issue one Right with each share of Common Stock that is issued after February 15, 2000 so that each outstanding share of Common Stock has and will continue to have an appurtenant Right. Avista has initially authorized and reserved 600,000 shares of Preferred Stock for issuance upon exercise of the Rights.

Amendment

Avista may amend the Rights Agreement in any respect until any person or group has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock. Thereafter, Avista may amend the Rights Agreement in any manner which will not adversely affect the holders of the Rights in any material respect.

Statutory Limitation on “Significant Business Transactions”

General

The Washington BCA contains provisions that limit our ability to engage in “significant business transactions” with an “acquiring person”, each as defined below. We have no right to waive the applicability of these provisions.

Significant Business Transactions Within Five Years of Share Acquisition Time

Subject to certain exceptions, for five years after an “acquiring person’s” “share acquisition time”, Avista may not engage in any “significant business transaction” with such “acquiring person” unless, before such “share acquisition time”, a majority of the Board of Directors approves either:

•	such “significant business transaction”; or

•	the purchase of shares made by such “acquiring person”.

Significant Business Transactions More Than Five Years After Share Acquisition Time

Avista may not engage in certain “significant business transactions” (including mergers, share exchanges and consolidations) with any “acquiring person” unless:

•	the transaction complies with certain “fair price” provisions specified in the statute; or

•	no earlier than five years after the “acquiring person’s” “share acquisition time”, the “significant business transaction” is approved at an annual or special meeting of shareholders (in which the “acquiring person’s” shares may not be counted in determining whether the “significant business transaction” has been approved).

Definitions

As used in this section:

“Significant business transaction” means any of various specified transactions involving an “acquiring person”, including:

•	a merger, share exchange, or consolidation of Avista or any of its subsidiaries with an “acquiring person” or its affiliate;

•	a sale, lease, transfer or other disposition to an “acquiring person” or its affiliate of assets of Avista or any of its subsidiaries having an aggregate market value equal to 5% or more of all of the assets determined on a consolidated basis, or all the outstanding shares of Avista, or representing 5% or more of its earning power or net income determined on a consolidated basis;

•	termination, at any time over the five-year period following the “share acquisition time”, of 5% or more of the employees of Avista as a result of the “acquiring person’s” acquisition of 10% or more of the shares of Avista; and

•	the issuance or redemption by Avista or any of its subsidiaries of shares (or of options, warrants, or rights to acquire shares) of Avista or any of its subsidiaries to or beneficially owned by an “acquiring person” or its affiliate except pursuant to an offer, dividend distribution or redemption paid or made pro rata to all shareholders (or holders of options, warrants or rights).

“Acquiring person” means, with certain exceptions, a person (or group of persons) other than Avista or its subsidiaries who beneficially owns 10% or more of the outstanding Common Stock of Avista.

“Share acquisition time” means the time at which a person first becomes an “acquiring person” of Avista.

Anti-Takeover Effect

The provisions of the Avista Articles and the Avista Bylaws described above under “Classified Board of Directors” and “‘Fair Price’ Provision” and the Rights Agreement described above under “Preferred Share Purchase Rights”, together with the provisions of the Washington BCA described above under “Statutory Limitations on ‘Significant Business Transactions’’’, considered either individually or in the aggregate, may have an “anti-takeover” effect. These provisions could discourage a future takeover attempt which is not approved by Avista’s Board of Directors but which individual shareholders might deem to be in their best interests or in which shareholders would receive a premium for their shares over current market prices. As a result, shareholders who might desire to participate in such a transaction might not have an opportunity to do so.

The Rights described above under “Preferred Share Purchase Rights” would cause substantial dilution to a person or group that attempts to acquire Avista on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired or redeemed. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a person or group has acquired beneficial ownership of 10% or more of the Common Stock since until such time the Rights may be redeemed, or the Rights Agreement may be amended, as described above.

The provisions described above under “Classified Board of Directors” could also cause the removal of the incumbent Board of Directors or management to require more time or render such removal more difficult, procedurally or otherwise.

Liquidation Rights

In the event of any liquidation or dissolution of Avista, after satisfaction of the preferential liquidation rights of the Preferred Stock, the holders of Common Stock would be entitled to share ratably in all assets of Avista available for distribution to shareholders.

Pre-Emptive Rights

No holder of Common Stock has any pre-emptive rights.

Miscellaneous

The presently outstanding shares of Common Stock are fully paid and non-assessable. Upon issuance as contemplated by this prospectus and the applicable prospectus supplement, additional shares of Common Stock will be fully paid and nonassessable. The holders of such shares of Avista Common Stock are not and will not be subject to liability for further calls or assessment by, or for liabilities of, Avista.

The outstanding shares of Common Stock are listed on the New York Stock Exchange. Any new shares of Avista Common Stock will also be listed on that Exchange subject to official notice of issuance.

The Transfer Agent and Registrar for the Common Stock is The Bank of New York, 101 Barclay Street, 11th Floor, New York, New York 10286.

Proposed Formation of Holding Company

General

Avista is in the process of reorganizing itself into a holding company structure. Pursuant to the Plan of Exchange between Avista and AVA, the Share Exchange would be effected whereby each outstanding share of Avista Common Stock (including any shares offered hereby) would be exchanged for one share of AVA Common Stock, so that the holders of Avista Common Stock would become holders of AVA Common Stock and Avista would become a subsidiary of AVA.

Immediately following the Share Exchange:

•	former holders of shares of Avista Common Stock (including any shares of Avista Common Stock offered hereby and issued before the effective time of the Share Exchange) would hold shares of AVA Common Stock;

•	AVA would own all of the outstanding shares of Avista Common Stock; and

•	Avista will continue to own, directly or indirectly, the outstanding shares of common stock of its subsidiaries that it currently holds.

See “Avista Corporation — Proposed Formation of Holding Company” for additional general information regarding the proposed formation of a holding company.

Effective Time of Share Exchange; Conditions

The Share Exchange will become effective as of a date to be selected by Avista and AVA as provided in the Plan of Exchange, after satisfaction of the conditions set forth in the Plan of Exchange, including:

•	approval of the Share Exchange by federal and state regulatory commissions, which approvals shall not include, in the sole judgment of the Avista Board of Directors, any unacceptable conditions;

•	listing of AVA Common Stock on the New York Stock Exchange, upon official notice of issuance;

•	receipt by Avista of a confirmatory opinion of Heller Ehrman LLP to the effect, among other things, that no gain or loss will be recognized by holders of Avista Common Stock whose shares of Avista Common Stock are exchanged for shares of AVA Common Stock pursuant to the Plan of Exchange; and

•	consents under various financing agreements of Avista.

Notice of Effectiveness of Share Exchange

Promptly after the effective time of the Share Exchange, all shareholders of record of Avista Common Stock as of the date of the Share Exchange will be provided with notice that the Share Exchange has taken place.

Exchange of Stock Certificates Not Required

If the Share Exchange is consummated, the holders of Avista Common Stock will automatically become the owners of shares of AVA Common Stock on a share-for-share basis, and the present Common Stock certificates of Avista will automatically represent shares of AVA Common Stock. It will not be necessary for holders of Avista Common Stock to physically exchange their Common Stock certificates. After the effective time of the Share Exchange, as and when outstanding certificates of Avista Common Stock are presented for transfer, new certificates bearing AVA’s name will be issued. Holders of Avista Common Stock may surrender their old Avista Common Stock certificates in exchange for new AVA Common Stock certificates at any time.

Listing of AVA Common Stock

AVA intends to list AVA Common Stock on the New York Stock Exchange. AVA expects that before the effective time of the Share Exchange, the NYSE will authorize such listing “subject to official notice of issuance”. Such authorization is a condition to consummation of the Share Exchange. At the effective time, AVA will notify the NYSE that the Share Exchange has been consummated and this will complete the listing process. Thus, Avista shares will be listed on the NYSE until the effective time of the Share Exchange, and AVA shares will be listed at and after the effective time.

After the effective time of the Share Exchange, the Avista Common Stock will no longer be listed on any stock exchange because all shares of Avista Common Stock will be held by one shareholder, AVA.

Dividends

Dividends on AVA Common Stock

Following the effective time of the Share Exchange, AVA will not conduct directly any business operations from which it will derive any revenues. AVA plans to obtain funds for its operations from dividends paid to AVA on the stock of its subsidiaries and from sales of its securities, which may consist of debt securities and preferred stock, as well as additional shares of AVA Common Stock. Dividends on AVA Common Stock will depend primarily upon the results of operations, cash flows, and financial condition of Avista and AVA’s other subsidiaries, and their ability to pay dividends on their capital stock owned, directly or indirectly, by AVA.

The payment of dividends on AVA Common Stock is within the discretion of, and subject to declaration by, AVA’s Board of Directors. It is contemplated that AVA initially will pay dividends on AVA Common Stock at the current level of dividends paid on Avista Common Stock. In addition, it is contemplated that such dividends of AVA will be declared and paid on approximately the same schedule of dates now followed by Avista with respect to dividends on Avista Common Stock. The most recent dividend declared by the Board of Directors of Avista was $0.14 1/2 per share of Avista Common Stock, payable on December 15, 2006 to shareholders of record at the close of business on November 30, 2006.

Dividends on Avista Common Stock

Subject to the availability of earnings and the needs of its electric and gas utility business and to the rights of the holders of Avista preferred stock and further, to periodic review and declaration by its Board of Directors, Avista intends to make regular cash payments to AVA in the form of dividends on Avista Common Stock in amounts that, to the extent not otherwise provided by AVA’s other subsidiaries, would be sufficient for AVA to pay cash dividends on AVA Common Stock as referred to above, for operating expenses of AVA and for such other purposes as the Board of Directors of AVA may determine.

The declaration and payment of future dividends will be at the discretion of the Board of Directors of each of AVA, Avista and AVA’s other direct and indirect subsidiaries. There can be no assurance that payment of dividends will continue at current levels.

Other Information

Reference is made to the Proxy Statement-Prospectus, which is incorporated herein by reference, for additional information regarding the proposed formation of a holding company, including, without limitation, the federal income tax consequences of the Share Exchange.

Description of AVA Common Stock; Comparative Shareholder Rights

General

The authorized capital stock of AVA consists of 10,000,000 preferred shares, without nominal or par value, which is issuable in series (the “AVA Preferred Stock”), and 200,000,000 common shares (the “AVA Common Stock”). Avista has the same number of authorized shares of capital stock, of the same classes.

In the Share Exchange, AVA will issue a number of shares of AVA Common Stock equal to the number of shares of Avista Common Stock then outstanding. The terms of the AVA Common Stock include those stated in the AVA Articles and the AVA Bylaws (each as defined below) and those made applicable thereto by the Washington BCA. The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the AVA Articles, the AVA Bylaws and the Washington BCA. AVA’s Amended and Restated Articles of Incorporation and its Amended and Restated Bylaws, each substantially in the form to be in effect immediately prior to the effective time of the Share Exchange (the “AVA Articles” and the “AVA Bylaws”, respectively), are attached as Exhibits B and C, respectively, to the Proxy Statement — Prospectus, which is incorporated by reference. Whenever particular provisions of the AVA Articles or the AVA Bylaws are referred to, those provisions are incorporated as part of the statements made in this prospectus and those statements are qualified in their entirety by that reference.

Dividend Rights

After full provision for all AVA Preferred Stock dividends declared or in arrears, the holders of AVA Common Stock will be entitled to receive such dividends as may be lawfully declared from time to time by AVA’s Board of Directors.

The entitlement of the AVA Common Stock to dividends will be the same as that of the Avista Common Stock.

Voting Rights

The holders of the AVA Common Stock will have sole voting power, subject to any voting rights which may be granted to the holders of the AVA Preferred Stock or any series thereof and except as otherwise provided by law. Each holder of AVA Common Stock will be entitled to one vote per share, except that, in the election of directors, each holder will have “cumulative” voting rights by which such holder will be entitled to that number of votes which is equal to the number of directors to be elected multiplied by the number of shares held. These votes may all be cast for a single nominee for director or may be distributed among any two or more nominees.

The voting rights of the AVA Common Stock will be substantially the same as those of the Avista Common Stock.

Liquidation Rights

In the event of any liquidation or dissolution of AVA, after satisfaction of the preferential liquidation rights of the AVA Preferred Stock, the holders of AVA Common Stock would be entitled to share ratably in all assets of AVA available for distribution to shareholders.

The entitlement of the AVA Common Stock to assets upon liquidation or dissolution will be the same as that of the Avista Common Stock.

Pre-Emptive Rights

Like the holders of Avista Common Stock, holders of AVA Common Stock will have no pre-emptive rights.

Preferred Stock

The AVA Articles will provide that the Board of Directors may establish series of AVA Preferred Stock and, with respect to each series, determine the preferences, limitations, voting powers and relative rights thereof.

The Avista Board of Directors has similar authority with respect to Avista Preferred Stock, except that the Avista Articles contain limitations on permissible differences among series and provide that, except in the limited circumstances set forth in the Avista Articles and as provided by law, the holders of Avista Preferred Stock have no right to vote in the election of directors or for any other purpose.

Classified Board of Directors

Both the AVA Articles and the AVA Bylaws will provide for a Board of Directors divided into three classes. Each director of a class will generally serve for a term of three years, with only one class of directors being elected in each year. The classification of the Board of Directors reduces the impact of cumulative voting rights.

The Avista Articles and the Avista Bylaws contain substantially the same provisions for a classified Board of Directors.

Miscellaneous Corporate Governance Provisions

The AVA Articles will provide, as the Avista Articles currently provide, without any significant difference, that:

•	the number of directors shall not exceed eleven (except in circumstances in which holders of AVA Preferred Stock are entitled to elect members of the Board);

•	directors may be removed only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares of the company entitled generally to vote in the election of directors at a meeting of shareholders expressly called for that purpose;

•	any vacancy on the Board may be filled by the remaining directors then in office even though less than a quorum; and

•	special meetings of shareholders may be called only by the President, the Chairman of the Board, a majority of the Board of Directors, or the Executive Committee of the Board, and shall be called by the Corporate Secretary at the request of the holders of not less than two-thirds of all the outstanding shares of AVA Common Stock; and only matters specified in the call of or request for a special meeting may be considered or voted on at such meeting.

The AVA Bylaws will provide, as the Avista Bylaws currently provide, without any significant difference, that:

•	a holder of AVA Common Stock may nominate persons for election as directors only if written notice (meeting specified requirements) of intention to make such nomination is given to the Corporate Secretary not later than (i) in the case of an annual meeting of shareholders, 90 days in advance of the meeting or (ii) in the case of a special meeting of shareholders, the seventh day after the date on which notice is first given to shareholders; and

•	a holder of AVA Common Stock may propose business to be brought before an annual meeting of shareholders only if, among other things (i) such business is a proper matter for shareholder action under the Washington BCA and (ii) the shareholder shall give written notice (meeting specified requirements of intention to bring such business before the meeting is given to the Corporate Secretary (subject to certain exceptions) not less than 120 nor more than 180 days prior to the first anniversary of the date on which AVA first mailed its proxy materials for the preceding annual meeting of shareholders.

The AVA Articles will provide that the approval of two-thirds (2/3) of the outstanding shares of AVA Common Stock is required to alter, amend or repeal the provisions of the AVA Articles described above or the provision of the AVA Bylaws relating to procedures for the nomination of directors. The Avista Articles require an 80% shareholder vote for such matters.

Limitation of Liability; Indemnification

The AVA Articles will provide, as the Avista Articles currently provide, that:

•	directors will not be liable to AVA or its shareholders for monetary damages for conduct as a director, except as such limitation is prohibited by law; and

•	AVA will indemnify its directors against liability and expenses to the fullest extent permitted by law.

Amendments to AVA Articles of Incorporation

The Washington BCA provides that, in the case of a public company, amendments to articles of incorporation must generally be approved by each voting group entitled to vote by the affirmative vote of the holders of a majority of all the votes entitled to be cast by that voting group, unless the articles of incorporation require a greater proportion.

As discussed under “Miscellaneous Corporate Governance Provisions”, the AVA Articles will provide that the affirmative vote of two thirds (2/3) of the outstanding shares of AVA Common Stock will be required to amend or repeal provisions of the AVA Articles relating to (a) calling special meetings of shareholders, (b) the number, tenure, vacancy, classification, nomination or removal of directors, or (c) adoption, amendment or repeal of the AVA Bylaws. All other amendments to the AVA Articles will be approved by the affirmative vote of a majority of the outstanding shares of AVA Common Stock and of any other voting group entitled to vote, unless a greater percentage is required by law.

The Avista Articles have provisions similar in substance, except that, as to all matters of the character described in the first sentence of the preceding paragraph, the Avista Articles require an affirmative vote of 80% of the outstanding shares of Avista Common Stock.

The Avista Articles have a provision similar in substance, except that, as to all matters of the character described in clause (c) of the preceding paragraph, the Avista Restated Articles require an 80% vote.

Amendments to Bylaws

The Washington BCA provides that the shareholders or the board of directors may amend, repeal or adopt bylaws unless the articles of incorporation reserve this power exclusively to the shareholders.

The AVA Articles and the AVA Bylaws provide that the Board of Directors has the power to adopt, amend or repeal the AVA Bylaws and that the shareholders may amend or repeal the AVA Bylaws or adopt new bylaws; provided, however, that the AVA Bylaws require the affirmative vote of at least two-thirds (2/3) of the outstanding shares of AVA Common Stock to alter, amend or repeal, or adopt any provision inconsistent with, provisions relating to the tenure, vacancy, classification or nomination of directors and calling and conduct of special meetings of shareholders.

The Avista Bylaws contain a proviso similar to that described above, except that the Avista Bylaws require an 80% vote.

Anti-Takeover Effect

The provisions of the AVA Articles and the AVA Bylaws described above under “Classified Board of Directors” and “Miscellaneous Corporate Governance Provisions”, together with the provisions of the Washington BCA described above under “Statutory Limitations on ‘Significant Business Transactions’,” considered either individually or in the aggregate, may have an “anti-takeover” effect. These provisions could discourage a future takeover attempt which is not approved by AVA’s Board of Directors but which individual shareholders might deem to be in their best interests or in which shareholders would receive a premium for their shares over current market prices. Certain of these provisions could also impede or delay the consideration of shareholder meetings of matters other than those the Board of Directors or officers deem appropriate or desirable. The provisions described above under “Classified Board of Directors” could also cause the removal of the incumbent Board of Directors or management to require more time or render such removal more difficult, procedurally or otherwise.

However, as discussed herein, substantially the same provisions are contained in the Avista Articles and the Avista Bylaws, except that, as noted under “Miscellaneous Corporate Governance Provisions”, where the AVA organizational documents will require a 66 2/3% shareholder vote to amend or repeal the provision in question, the Avista organizational documents currently require an 80% shareholder vote.

Moreover, as discussed below under “Certain Other Attributes of AVA Common Stock”, the Avista Articles contain a “fair price” provision which could discourage or impede a future takeover attempt. The AVA Articles will contain no such provision.

Like Avista Preferred Stock, AVA Preferred Stock will be issuable in series, and with terms, established by the AVA Board of Directors. Although the AVA Board of Directors has no current intention of doing so, it could authorize the issuance of one or more series having terms that could discourage or impede future takeover attempts.

Certain Other Attributes of AVA Common Stock

General

The Avista Articles contain certain provisions that the AVA Articles will not contain. In addition, as described below, Avista currently has a shareholder rights plan.

“Fair Price” Provision

The AVA Articles will not contain a “fair price” provision such as that contained in the Avista Articles, as described above.

Sales of Assets

The Washington BCA permits a corporation to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business if the transaction is recommended to the shareholders by the Board of Directors and approved by two-thirds (2/3) of all votes entitled to be cast, unless the articles of incorporation require a different proportion, which may not be less than a majority.

The Avista Articles provide that any property of Avista not essential to the conduct of its corporate business may be sold, leased, exchanged or otherwise disposed of, by authority of Avista’s Board of Directors. The Avista Articles further provide that Avista may sell, lease, exchange or otherwise dispose of all its property and franchises, or any of its property, franchises, corporate rights or privileges, essential to the conduct of its corporate business upon such terms as may be authorized by a majority of Avista’s directors and the holders of two-thirds (2/3) of the outstanding shares of Avista Common Stock (unless a greater percentage is required by law).

The AVA Articles will not include any provision relating to the sale, lease or other disposition of property or assets. AVA and Avista believe that the Washington BCA provides adequate protections to shareholders with respect to sales of assets.

Shareholder Rights Plan

AVA does not have a shareholder rights plan at the date of this prospectus. After the effective time of the Share Exchange, the Board of Directors of AVA may consider whether or not to adopt a shareholder rights plan.

WHERE YOU CAN FIND MORE INFORMATION

General

Avista is subject to the informational reporting requirements of the Exchange Act. Avista files annual, quarterly and special reports, proxy statements and other documents with the SEC (File No. 1-3701). These documents contain important business and financial information. You may read and copy any materials Avista files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Avista’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Other than those documents or portions of documents incorporated by reference into this prospectus, information on this website does not constitute a part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information that we file with the SEC. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. We are incorporating into this prospectus by reference:

•	Avista’s most recent Annual Report on Form 10-K filed with the SEC pursuant to the Exchange Act;

•	all other documents filed by Avista with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of the fiscal year covered by Avista’s most recent Annual Report and prior to the termination of the offering made by this prospectus, and all of those documents are deemed to be a part of this prospectus from the date of filing such documents; it being understood that documents which are “furnished” but not “filed”, in accordance with SEC rules, will not be deemed to be incorporated by reference. We refer to the documents incorporated into this prospectus by reference as the “Incorporated Documents”. Any statement contained in an Incorporated Document may be modified or superseded by a statement in this prospectus (if such Incorporated Document was filed prior to the date of this prospectus) in any prospectus supplement or in any subsequently filed Incorporated Document. The Incorporated Documents as of the date of this prospectus are:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	the Proxy Statement-Prospectus, dated April 11, 2006, excluding those portions thereof that are deemed “furnished” to, and not “filed” with, the SEC;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

•	Current Reports on Form 8-K filed on January 10, February 14, March 24, April 12, May 17, June 8, June 20, June 28, August 21, September 6 and November 14, 2006.

You may request any of these filings, at no cost, by contacting us at the address or telephone number provided on page 2 of this prospectus. Avista maintains an Internet site at http://www.avistacorp.com which contains information concerning Avista and its affiliates. The information contained at Avista’s Internet site is not incorporated in this prospectus by references and you should not consider it a part of this prospectus.

LEGAL MATTERS

The validity of the Securities and certain other matters will be passed upon for Avista by Dewey Ballantine LLP, counsel to Avista, and by Marian M. Durkin, Esq., Senior Vice President and General Counsel of Avista. The validity of the Securities and certain other matters will be passed upon for any underwriters or agents by counsel to the extent identified in the applicable prospectus supplement. In giving their opinions, Dewey Ballantine LLP and counsel for any underwriters or agents may rely as to matters of Washington, Idaho, Montana and Oregon law upon the opinion of Marian M. Durkin, Esq.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to certain changes in accounting and presentation resulting from the impact of recently adopted accounting standards, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses that will be incurred and paid by the Registrant in connection with offerings of securities being registered include the following:

Securities and Exchange Commission registration fee
Fee of state regulatory authorities
Legal fees and expenses
Auditors’ fees and expenses
Printing expenses
Trustee fees and expenses (debt)
Transfer agent’s fees and expenses (equity)
Rating agency fees (debt and preferred stock)
Listing fees (common stock, possibly other)
Miscellaneous

It is not possible to estimate the amount of these expenses since the Registrant cannot predict the maximum offering price of the securities being registered, considered either in the aggregate or with respect to any individual transaction, the class of securities to be offered in any individual transaction or the number of transactions.

The Securities and Exchange Commission registration fee is being deferred pursuant to Rule 456(b) and will be calculated in connection with each offering of the securities being registered in accordance with Rule 457(r).

Item 15.	Indemnification of Directors and Officers.

Article Seventh of Avista’s Restated Articles of Incorporation (“Articles”) provides, in part, as follows:

“The Corporation shall, to the full extent permitted by applicable law, as from time to time in effect, indemnify any person made a party to, or otherwise involved in, any proceeding by reason of the fact that he or she is or was a director of the Corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any such proceeding. The Corporation shall pay any reasonable expenses incurred by a director in connection with any such proceeding in advance of the final determination thereof upon receipt from such director of such undertakings for repayment as may be required by applicable law and a written affirmation by such director that he or she has met the standard of conduct necessary for indemnification, but without any prior determination, which would otherwise be required by Washington law, that such standard of conduct has been met. The Corporation may enter into agreements with each director obligating the Corporation to make such indemnification and advances of expenses as are contemplated herein. Notwithstanding the foregoing, the Corporation shall not make any indemnification or advance which is prohibited by applicable law. The rights to indemnity and advancement of expenses granted herein shall continue as to any person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person”.

Avista has entered into indemnification agreements with each director as contemplated in Article Seventh of the Articles.

Reference is made to Revised Code of Washington 23B.08.510, which sets forth the extent to which indemnification is permitted under the laws of the State of Washington.

Article IX of Avista’s Bylaws contains an indemnification provision similar to that contained in the Articles and, in addition, provides in part as follows:

“Section 2. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Washington”.

Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 16.	Exhibits.

Reference is made to the Exhibit Index filed herewith at page II-6, such Exhibit Index being incorporated in this Item 16 by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

POWER OF ATTORNEY

Each director and/or officer of the Registrant whose signature appears below hereby appoints each of Gary G. Ely, Malyn K. Malquist and each Agent for Service named in this registration statement, severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities indicated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington on the 11th day of December, 2006.

AVISTA CORPORATION

By:	/s/ Malyn K. Malquist
Malyn K. Malquist
Executive Vice President
and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary G. Ely Gary G. Ely Chairman of the Board and President	Principal Executive Officer	December 11, 2006

/s/ Malyn K. Malquist Malyn K. Malquist Executive Vice President and Chief Financial Officer	Principal Financial and Accounting Officer	December 11, 2006

/s/ Erik J. Anderson Erik J. Anderson	Director	December 11, 2006

/s/ Kristianne Blake Kristianne Blake	Director	December 11, 2006

/s/ Roy Lewis Eiguren Roy Lewis Eiguren	Director	December 11, 2006

/s/ Jack W. Gustavel Jack W. Gustavel	Director	December 11, 2006

/s/ John F. Kelly John F. Kelly	Director	December 11, 2006

Signature	Title	Date

/s/ Michael L. Noël Michael L. Noël	Director	December 11, 2006

/s/ Lura J. Powell, Ph.D. Lura J. Powell, Ph.D.	Director	December 11, 2006

/s/ Heidi B. Stanley Heidi B. Stanley	Director	December 11, 2006

/s/ R. John Taylor R. John Taylor	Director	December 11, 2006

EXHIBIT INDEX

Exhibit	Description

1(a)*	Form of Underwriting Agreement for offering of first mortgage bonds.
1(b)*	Form of Underwriting Agreement for offering of senior notes.
1(c)*	Form of Underwriting Agreement for offering of preferred stock.
1(d)*	Form of Underwriting Agreement for offering of common stock.
1(e)*	Form of Sales Agency Agreement.
4(a)	Mortgage and Deed of Trust dated as of June 1, 1939, by and between Avista Corporation and Citibank, N.A., as Trustee (filed with registration number 2-4077 B-3).
4(a)(1)	First Supplemental Indenture to the Mortgage, dated as of October 1, 1952 (filed with registration number 2-9812 4(c)).
4(a)(2)	Second Supplemental Indenture to the Mortgage, dated as of May 1, 1953 (filed with registration number 2-60728 2(b)-2).
4(a)(3)	Third Supplemental Indenture to the Mortgage, dated as of December 1, 1955 (filed with registration number 2-13421 4(b)-3).
4(a)(4)	Fourth Supplemental Indenture to the Mortgage, dated as of March 15, 1957 (filed with registration number 2-13421 4(b)-4).
4(a)(5)	Fifth Supplemental Indenture to the Mortgage, dated as of July 1, 1957 (filed with registration number 2-60728 2(b)-5).
4(a)(6)	Sixth Supplemental Indenture to the Mortgage, dated as of January 1, 1958 (filed with registration number 2-60728 2(b)-6).
4(a)(7)	Seventh Supplemental Indenture to the Mortgage, dated as of August 1, 1958 (filed with registration number 2-60728 2(b)-7).
4(a)(8)	Eighth Supplemental Indenture to the Mortgage, dated as of January 1, 1959 (filed with registration number 2-60728 2(b)-8).
4(a)(9)	Ninth Supplemental Indenture to the Mortgage, dated as of January 1, 1960 (filed with registration number 2-60728 2(b)-9).
4(a)(10)	Tenth Supplemental Indenture to the Mortgage, dated as of April 1, 1964 (filed with registration number 2-60728 2(b)-10).
4(a)(11)	Eleventh Supplemental Indenture to the Mortgage, dated as of March 1, 1965 (filed with registration number 2-60728 2(b)-11).
4(a)(12)	Twelfth Supplemental Indenture to the Mortgage, dated as of May 1, 1966 (filed with registration number 2-60728 2(b)-12).
4(a)(13)	Thirteenth Supplemental Indenture to the Mortgage, dated as of August 1, 1966 (filed with registration number 2-60728 2(b)-13).
4(a)(14)	Fourteenth Supplemental Indenture to the Mortgage, dated as of April 1, 1970 (filed with registration number 2-60728 2(b)-14).
4(a)(15)	Fifteenth Supplemental Indenture to the Mortgage, dated as of May 1, 1973 (filed with registration number 2-60728 2(b)-15).
4(a)(16)	Sixteenth Supplemental Indenture to the Mortgage, dated as of February 1, 1975 (filed with registration number 2-60728 2(b)-16).
4(a)(17)	Seventeenth Supplemental Indenture to the Mortgage, dated as of November 1, 1976 (filed with registration number 2-60728 2(b)-17).
4(a)(18)	Eighteenth Supplemental Indenture to the Mortgage, dated as of June 1, 1980 (filed with registration number 2-69080 2(b)-18).
4(a)(19)	Nineteenth Supplemental Indenture to the Mortgage, dated as of January 1, 1981 (filed with registration number 1-3701 (1980 Form 10-K) 4(a)-20).
4(a)(20)	Twentieth Supplemental Indenture to the Mortgage, dated as of August 1, 1982 (filed with registration number 2-79571 4(a)-21).

Exhibit	Description

4(a)(21)	Twenty-first Supplemental Indenture to the Mortgage, dated as of September 1, 1983 (filed with registration number 1-3701 (Form 8-K dated September 20, 1983) 4(a)-22).
4(a)(22)	Twenty-second Supplemental Indenture to the Mortgage, dated as of March 1, 1984 (filed with registration number 2-94816 4(a)-23).
4(a)(23)	Twenty-third Supplemental Indenture to the Mortgage, dated as of December 1, 1986 (filed with registration number 1-3701 (1986 Form 10-K) 4(a)-24).
4(a)(24)	Twenty-fourth Supplemental Indenture to the Mortgage, dated as of January 1, 1988 (filed with registration number 1-3701 (1987 Form 10-K) 4(a)-25).
4(a)(25)	Twenty-fifth Supplemental Indenture to the Mortgage, dated as of October 1, 1989 (filed with registration number 1-3701 (1989 Form 10-K) 4(a)-26).
4(a)(26)	Twenty-sixth Supplemental Indenture to the Mortgage, dated as of April 1, 1993 (filed with registration number 33-51669 4(a)-27).
4(a)(27)	Twenty-seventh Supplemental Indenture to the Mortgage, dated as of January 1, 1994 (filed with registration number 1-3701 (1993 Form 10-K) 4(a)-28).
4(a)(28)	Twenty-eighth Supplemental Indenture to the Mortgage, dated as of September 1, 2001 (filed with registration number 1-3701 (2001 Form 10-K) 4(a)-29).
4(a)(29)	Twenty-ninth Supplemental Indenture to the Mortgage, dated as of December 1, 2001 (filed with registration number 333-82502 4(b)).
4(a)(30)	Thirtieth Supplemental Indenture to the Mortgage, dated as of May 1, 2002 (filed with registration number 1-3701 (June 30, 2002 Form 10-Q) 4(f)).
4(a)(31)	Thirty-first Supplemental Indenture to the Mortgage, dated as of May 1, 2003 (filed with registration number 333-106491 4(b)).
4(a)(32)	Thirty-second Supplemental Indenture to the Mortgage, dated as of September 1, 2003 (filed with registration number 1-3701 (September 30, 2003 Form 10-Q) 4(f)).
4(a)(33)	Thirty-third Supplemental Indenture to the Mortgage, dated as of May 1, 2004 (filed with registration number 333-64652 4(a)(33)).
4(a)(34)	Thirty-fourth Supplemental Indenture to the Mortgage, dated as of November 1, 2004 (filed with registration number 1-3701 (Form 8-K dated December 15, 2004) 4.1).
4(a)(35)	Thirty-fifth Supplemental Indenture to the Mortgage, dated as of December 1, 2004 (filed with registration number 1-3701 (Form 8-K dated December 15, 2004) 4.2).
4(a)(36)	Thirty-sixth Supplemental Indenture to the Mortgage, dated as of December 1, 2004 (filed with registration number 1-3701 (Form 8-K dated December 15, 2004) 4.3).
4(a)(37)	Thirty-seventh Supplemental Indenture to the Mortgage, dated as of December 1, 2004 (filed with registration number 1-3701 (Form 8-K dated December 15, 2004) 4.4).
4(a)(38)	Thirty-eighth Supplemental Indenture to the Mortgage, dated as of May 1, 2005 (filed with registration number 1-3701 (Form 8-K dated May 12, 2005) 4.1).
4(a)(39)	Thirty-ninth Supplemental Indenture to the Mortgage, dated as of November 1, 2005 (filed with registration number 1-3701 (Form 8-K dated November 17, 2005) 4.1).
4(a)(40)	Fortieth Supplemental Indentures to the Mortgage, dated as of April 1, 2006 (filed with registration number 1-3701 (Form 8-K dated April 12, 2006).
4(b)*	Form of Supplemental Indenture to the Mortgage.
4(c)(1)	Indenture, dated as of April 1, 1998, between Avista Corporation and The Bank of New York, as Successor Trustee (filed with Registration number 333-82165).
4(c)(2)	Supplemental Indenture No. 1, dated as of December 1, 2004, to Indenture, dated as of April 1, 1998 (filed with registration number 1-3701 (Form 8-K, dated December 15, 2004) 4.5).
4(d)*	Form of Officer’s Certificate to be used in connection with an underwritten public offering of Notes.
4(e)(1)	Rights Agreement, dated as of November 15, 1999, between the Registrant and Bank of New York, Rights Agent (filed with registration number 1-3701 (Form 8-K dated November 15, 1999)).

Exhibit	Description

4(e)(2)	Amendment No. 1 to Rights Agreement, dated as of March 1, 2006 (filed with Registration number 1-3701 (June 30, 2006 Form 10-Q) 4.1).
4(f)	Restated Articles of Incorporation of Avista Corporation as amended November 1, 1999 (filed with registration number 1-3701 (2001 Form 10-K) 3(a)).
4(g)*	Form of Articles of Amendment to Restated Articles of Incorporation of Avista Corporation.
4(h)	Bylaws of Avista Corporation, as amended November 9, 2006 (filed with registration number 1-3701 (Form 8-K dated November 9, 2006) 3(ii)).
4(i)	Form of Amended and Restated Articles of Incorporation of AVA Formation Corp. (filed with registration number 1-3701 (Exhibit B to Proxy Statement-Prospectus filed with Schedule 14A filed April 11, 2006)).
4(j)	Form of Amended and Restated Bylaws of AVA Formation Corp. (filed with registration number 1-3701 (Exhibit C to Proxy Statement-Prospectus filed with Schedule 14A filed April 11, 2006)).
4(k)	Plan of Share Exchange, dated as of February 13, 2006, between Avista Corporation and AVA Formation Corp. (filed with registration number 1-3701(Exhibit A to Proxy Statement-Prospectus filed with Schedule 14A filed April 11, 2006)).
5(a)	Opinion and Consent of Marian M. Durkin, Esq.
5(b)	Opinion and Consent of Dewey Ballantine LLP.
12	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements (contained in Incorporated Documents).
15	Letter Re: Unaudited Interim Financial Information.
23(a)	Consent of Marian M. Durkin, Esq. (contained in Exhibit 5(a)).
23(b)	Consent of Dewey Ballantine LLP (contained in Exhibit 5(b)).
23(c)	Consent of Deloitte & Touche LLP.
24	Power of Attorney (contained on Page II-5).
25(a)*	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Successor trustee under the Indenture.
25(b)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Trustee under the Mortgage and Deed of Trust.

*	To be filed subsequently as an exhibit to an amendment to this Registration Statement or a Current Report on Form 8-K.